Exhibit 99.1

Jupiter Wellness Licenses Photocil™, a Novel Topical Treatment of Psoriasis, Vitiligo, Pruritis and Atopic Dermatitis

*Photo-Therapy in a tube

JUPITER, FL / ACCESSWIRE / July, 9th 2021 / Jupiter Wellness, Inc.

(NASDAQ:JUPW), today announced they have entered into an exclusive agreement to license Photocil™, a novel patented topical cream that provides clinically-proven relief for Psoriasis, Vitiligo and Atopic Dermatitis.

The Agrement signed with the Applied Biology (“AB”) whereby Jupiter Wellness is the exclusive licensee for Photocil in the United States. Under the terms of the Agreement, Jupiter Wellness has use of the copyrights, patents, technology, know-how, trademarks and trade-secrets of AB related to the use of Photocil. Jupiter Wellness has the exclusive right to use the IP (including US Patent number 10,111,821) solely in connection with the manufacture, marketing, advertising, promotion and distribution of Photocil™ for the treatment of of skin conditions including Psoriasis and Vitiligo.

Photocil™ is already sold in Europe, Asia and the Middle East as Presilux™ and MediSun. The licensing of Photocil™ extends and complements the Jupiter Wellness strategy for the treatment of skin diseases such as Eczema, Psoriasis and Vitiligo. Jupiter Wellness previously reported that in a double-blinded, placebo controlled clinical trial, JW-100, its novel topical formulation containing CBD and Aspartame, was shown to significantly reduce the ISGA score in 50% of atopic dermatitis patients after two weeks of use.

Photocil cream acts as a barrier to non-therapeutic radiation from the sun when skin is exposed to direct daylight. With this barrier, Photocil cream allows you to access daytime self-treatment from the sun’s therapeutic (beneficial) UV radiation, otherwise known as phototherapy, in a safe and effective manner. With treatment sessions in direct daylight, Photocil delivers the same benefits of traditional phototherapy with a photo lamp, with more convenient access. Prior to the advent of Photocil cream, phototherapy was only available through a UV photo lamp, most commonly administered at a medical clinic.

“Licensing of Photocil™ allows Jupiter Wellness to offer additional treatments to patients suffering from skin ailments and AM/PM or combination therapy. We plan to register Photocil with the FDA and begin marketing the product immediately.” stated Dr Glynn Wilson, Chief Scientific Officer of Jupiter Wellness.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skin care therapeutics and treatments. endocannabinoid system The Company’s product pipeline of enhanced skin care therapeutics focuses on the endocannabinoid system to address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com.

For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

About Applied Biology

Founded in 2002, Applied Biology, Inc. (www.appliedbiology.com), headquartered in Irvine, California, is a biotechnology company specializing in hair and skin science. Applied Biology develops breakthrough drugs and medical devices for the treatment of androgen mediated dermatological conditions. Applied Biology's R&D pipeline includes a topically applied prophylactic treatment for chemotherapy induced alopecia; a novel diagnostic device that can aid dermatologists in identifying non-responders to topical minoxidil; an adjuvant therapy for non-responders to topical minoxidil; and a novel therapy for female pattern hair loss.

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info
Phone: 561-244-7100
Email: info@JupiterWellness.com